Exhibit 10.4(A)
AMENDMENT TO ASSET PURCHASE AGREEMENT DATED 27/11/03
Dated: 7 January 2004
BETWEEN:
1.	Point Match USA Inc. company organized and existing under the laws of the State of Delaware, having its principal place of business at 1333 Broadway, Suite 918 New York, NY 10018, United States (“Seller”), and

2.	MatchNet Plc., a company organized and existing under the laws of England, having its principal place of business at 8383 Willshire Blvd. Beverly Hills 90211, LA, CA, United States (“Purchaser”).

Together, Seller and Purchaser are “Parties” and each is a “Party.”
WHEREAS
A.	The Parties have entered into an Asset Purchase Agreement dated 27 November 2003 (The “APA”); and

B.	The Parties wish to amend the APA with respect to certain matters as set forth below.
NOW THEREFORE, the Parties hereby agree as follows:
1.	The Amendments

The parties agree that the APA will be amended as follows:
1.1.	Section 1.3 will be amended and will be read as follows: “Closing Date” means the 16th January, 2004.

1.2.	Section 7.7 to the APA will be cancelled and deleted.

1.3.	Section 12.9 to the APA will be cancelled and deleted.

1.4.	Section 2 to the APA will be amended as follows: The second sentence saying: “In Addition, the Seller shall have the option to assign the Assigned Agreements to the Purchaser” will be omitted.

1.5.	Section 6.5 to the APA will be cancelled and instead it will be written as follows:

“The Purchaser will pay the Seller, on the closing, the sum of 4.700USD as participation in the Seller’s lease payments under the Assigned Agreement. It is hereby clarified that the Assigned Agreement will not be assigned to the Purchaser”.

1.6.	Section 6 will be amended by replacing the figure “12:00” with the figure “09:00”.
2.	Completion of Due Diligence Examination

The Purchaser hereby confirms that taking into account the changes made to the APA under this Amendment, the due diligence examination conducted pursuant to section 9 of the APA was completed to its satisfaction.

3.	Validity of the APA
3.1	All other stipulations of the APA will remain valid and in full force and effect.

3.2	In case of contradiction between the stipulations of this Addendum and the APA the stipulation of this Amendment will prevail.
4.	Miscellaneous
4.1	This Amendment is made in accordance with the terms and provisions of Section 21 to the APA.

4.2	Sections 21 — 29 to the APA will apply to this Amendment mutatis mutandis.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date hereof.

Point Match USA Inc.	Matchnet PLC
By:	By:	/s/ Joe Shapira

Name: Nadav Palti and Zion Madmon	Name: Joe Shapira
Title: Chairman, CEO	Title: Chairman, CEO